As filed with the Securities and Exchange Commission on January 2, 2009

Registration No. 333-151823

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESTERLINE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-2595091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 108th Avenue NE

Bellevue, Washington 98004

(425) 453-9400

(Address, including zip code, and telephone number, including area code of principal executive offices)

ESTERLINE TECHNOLOGIES CORPORATION 2004 EQUITY INCENTIVE PLAN

ESTERLINE TECHNOLOGIES CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

ROBERT W. CREMIN

Chairman, President and Chief Executive Officer

Esterline Technologies Corporation

500 108th Avenue NE

Bellevue, Washington 98004

(425) 453-9400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

ANDREW BOR

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, No. 333-151823 (the “Registration Statement”), relating to the Esterline Technologies Corporation (the “Company”) 2004 Equity Incentive Plan and 2002 Employee Stock Purchase Plan, is being filed to update the description of the Company’s common stock and preferred share purchase rights in Item 3, “Incorporation of Certain Documents by Reference.”

The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the year ended October 31, 2008, filed on December 24, 2008, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

(b) the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended February 1, 2008 (filed on March 6, 2008), May 2, 2008 (filed on June 6, 2008) and August 1, 2008 (filed on September 5, 2008);

(c) the Registrant’s Current Reports on Form 8-K filed on March 11, 2008, March 28, 2008, November 19, 2008 and December 23, 2008;

(d) the description of the Registrant’s common stock contained in the Registrant’s Current Report on Form 8-K filed on January 26, 2001, including any amendments or reports filed for purposes of updating such description; and

(e) the description of the Registrant’s preferred share purchase rights contained in the Registration Statement on Form 8-A filed on December 12, 2002, under Section 12(g) of the Exchange Act, as amended on Form 8-A/A filed on January 15, 2003, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

EXHIBIT NO.	DESCRIPTION
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 31st day of December, 2008.

ESTERLINE TECHNOLOGIES CORPORATION

By:	/S/ ROBERT D. GEORGE
Robert D. George
Vice President, Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 31st day of December, 2008.

Signature	Title
/S/ ROBERT W. CREMIN Robert W. Cremin	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT D. GEORGE Robert D. George	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

/S/ GARY J. POSNER Gary J. Posner	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

*/S/ LEWIS E. BURNS Lewis E. Burns	Director

*/S/ JOHN F. CLEARMAN John F. Clearman	Director

*/S/ ROBERT S. CLINE Robert S. Cline	Director

*/S/ ANTHONY P. FRANCESCHINI Anthony P. Franceschini	Director

*/S/ PAUL V. HAACK Paul V. Haack	Director

*/S/ CHARLES R. LARSON Charles R. Larson	Director

*/S/ JERRY D. LEITMAN Jerry D. Leitman	Director

*/S/ JAMES J. MORRIS James J. Morris	Director

*/S/ JAMES L. PIERCE James L. Pierce	Director

*	By Robert D. George, Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm